Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jessica Greer

(434) 336-7737

investorrelations@endi-inc.com

Enterprise Diversified, Inc. Announces 2020 Financial Results

Richmond, VA—March 29, 2021—Enterprise Diversified, Inc. (OTCQB: SYTE) (“ENDI” or the “Company”) announced its financial results for the year ending December 31, 2020, in connection with filing its annual report on Form 10-K with the Securities and Exchange Commission.

A summary of our annual results for the Company’s reportable segments can be found below. Our full report on the Form 10-K filing can be found at enterprisediversified.com.

Year Ended December 31, 2020	Asset Management	Real Estate	Internet	Other	Discontinued Operations - Home Services	Consolidated

Revenues	$3,690,473	$578,313	$978,946	$—	$—	$5,247,732
Cost of revenue	—	326,636	321,582	—	—	648,218
Operating expenses	425,704	31,937	193,791	966,862	—	1,618,294
Other income (expense)	2,283	(17,064)	4,251	143,528	—	132,998
Income (loss) from continuing operations	3,267,052	202,676	467,824	(823,334)	—	3,114,218
Income (loss) from discontinued operations	—	—	—	—	165,186	165,186
Goodwill	—	—	212,445	—	—	212,445
Identifiable assets	$13,721,139	$321,265	$476,101	$338,444	$231	$14,857,180

Asset Management Operations

Willow Oak Asset Management is the Company’s primary focus. In 2020, Willow Oak successfully expanded its affiliations by entering into a new joint venture with SVN Capital, LLC. Willow Oak provides Fund Management Services (FMS) to the firm and provides access to the Willow Oak network and, in return, Willow Oak holds a 20% ownership stake in SVN Capital, LLC. Shreekkanth (“Shree”) Viswanathan founded SVN Capital in 2018, offering investment services through separately managed accounts and, more recently, launching a private partnership in 2020. SVN Capital Fund joins Alluvial Fund, Bonhoeffer Fund, Focused Compounding Fund, and Arquitos Capital as the newest private investment offering on the Willow Oak platform.

Willow Oak’s direct investment in Alluvial Fund is the primary driver of gains and losses in a given year. Additional revenue attributable to the subsidiary is generated by fee-share arrangements with affiliated funds on the Willow Oak platform and fees earned from Willow Oak’s FMS. A summary of revenue earned through the asset management operations segment for the years ended December 31, 2020, and 2019, is included below:

Asset Management Operations Revenue	Year Ended December 31, 2020	Year Ended December 31, 2019
Unrealized gains on investment activity	$3,424,267	$1,607,644
Management and performance fee revenue	176,598	65,171
Fund management services revenue	89,608	100,461
Total revenue	$3,690,473	$1,773,276

Enterprise Diversified’s executive chairman, Steven Kiel, made the following statement:

“In 2020, the Company took great strides in executing our long-term business plan to focus on growing our Willow Oak Asset Management subsidiary.

“Our partnership with Shree Viswanathan and the successful onboarding of SVN Capital to the Willow Oak platform illustrates the relationship Willow Oak offers both early-stage and more-established managers, who value active investing.

“We are proud of the unique investment opportunities Willow Oak offers to qualified investors through our affiliated firms, as well as the robust operational support our Fund Management Services provides our partners. The strength of both our company and our affiliated firms remains our long-term focus.

“I continue to write an investor letter providing details on Willow Oak Asset Management and our affiliated firms each quarter. You may subscribe to the mailing list to receive these letters and other Willow Oak news by providing your email address at the following link: willowoakfunds.com/news-and-views.”

About Enterprise Diversified, Inc.

Enterprise Diversified, Inc. is primarily focused on partnering with alternative asset managers, in addition to holding interests in companies associated with internet access and real estate. Copies of Enterprise Diversified’s press releases and additional information about the company are available at enterprisediversified.com.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements are not guaranties of future performance, and actual results may differ materially from those forecasted.

The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect,” “pending,” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs, or projections.